Exhibit 99.1

VITALTRUST SETS RECORD DATE FOR PROPOSED STOCK DIVIDEND; NOMINATES JOHN STANTON AS CHAIRMAN OF THE BOARD OF DIRECTORS; PROPOSES NAME CHANGE TO PANGEA ULTIMA; ACTIVATES INTERNET WEBSITE

Tampa, Florida, May 8, 2007: VitalTrust Business Development Corporation ("VitalTrust" or the "Company") (OTCBB: VTBD) announced today a series of events which concludes the reorganization of VitalTrust. These events include (i) an in-kind distribution of the shares of VitalTrust Solutions, the Company’s wholly owned subsidiary (ii) the resignation of Charles Broes as Chairman and Chief Executive Officer of the Company (iii) the nomination of John Stanton as Chairman and Chief Executive Officer of the Company and (iv) The Company’s intention to change its name from “VitalTrust Business Development Corporation” to “Pangea Ultima,” and; the activation of the Company’s internet website.

The Company intends to distribute shares of VitalTrust Solutions, its wholly owned subsidiary, to shareholders of record as of June 1, 2007. Upon completion of the distribution, VitalTrust Solutions intends to notify the Securities and Exchange Commission of its intent to operate as a Business Development Company. VitalTrust Solutions currently provides financial and managerial assistance to distressed public and private companies. Once the distribution is completed, VitalTrust Solutions intends to register its shares held by non-affiliated shareholders of record as of the date set forth above.

The Company's current Chairman and Chief Executive Officer, Charles Broes, will resign so that he may serve as the Chairman of the Board and Chief Executive Officer of VitalTrust Solutions. The Company’s Board of Directors has nominated John Stanton to serve as the Company’s Chairman and Chief Executive Officer. Mr. Stanton also has the right to nominate three additional persons to the Board.

The Company intends to change its name from “VitalTrust Business Development Corporation” to “Pangea Ultima Corporation” to better reflect its current and future business mission. While this name change is to better reflect the Company’s all inclusive business mission, we plan on continuing to operate as a Business Development Company. Detailed information about the Company's business, industry and current structure may now be found on the Company’s new internet web site at http://www.vital-trust.com.

"It will be my objective to focus our various holdings into one central holding company to provide for heightened administration and financial efficiencies," said proposed Chairman John Stanton. "By using a capital structure that allows us to migrate our holdings into the Company without diluting our public shareholders we plan to create a platform from which we can better focus on each individual portfolio company. Our analysis of each individual portfolio company will also ensure that the right senior executives are in place and that each enterprise is properly financed. During the coming months, we will analyze and possibly restructure each of our portfolio companies with a goal of elevating all our public companies off the Over-the-Counter Bulletin Board," concluded Mr. Stanton.

About VitalTrust Business Development Corporation:

VitalTrust, a registered Business Development Company under the Investment Company Act of 1940, provides management and finance primarily to private companies. The Company invests and manages enterprises in the healthcare, energy, internet and services sectors.

Investors are cautioned that certain statements contained in this document are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects" and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future US Energy Initiatives actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.

For information at the Company contact Chief Operating Officer Mark Clancy at (813)-287-5787.